Exhibit 23.b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 26, 2009 on the consolidated financial statements of GMAC LLC appearing in this Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 2008 in the following Registration Statements:

Form	Registration Statement No.	Description

S-3 and Post-Effective Amendment No. 1	333-88508	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-3 and Post-Effective Amendment No. 1	333-103530	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-3	333-105949	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-3 and Post-Effective Amendment No. 1	333-108532	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-8	333-109615	The General Motors Personal Savings Plan for Hourly-Rate Employees in the United States

S-8	333-90097	General Motors Stock Incentive Plan

S-8	333-109616	General Motors Savings-Stock Purchase Program for Salaried Employees in the United States

S-8	333-44957	General Motors 1998 Stock Option Plan

S-8	333-31846	General Motors Deferred Compensation Plan for Executive Employees

S-8	333-55122	The Holden Employee Share Ownership Plan

S-8	333-147422	General Motors 2007 Long-Term Incentive Plan

S-3	333-153332	General Motors Corporation Debt Securities, Common Stock, Preferred Stock, Preference Stock and Warrants

/s/    DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Detroit, Michigan

February 26, 2009